Exhibit 4.3

SecureFoundationSM
Group Fixed Deferred Annuity Certificate Election Form

[Product Marketing Name]	[Account grouping]

Owner Information

Last Name	First Name	MI				Social Security Number

Address – Number & Street						Email Address

City	State	Zip Code	Mo	Day	Year	❑ Female ❑ Male
( )	( )
Home Phone	Work Phone		Date of Birth

Required Signature By signing below, I hereby elect to purchase this Group Fixed Deferred Annuity Certificate.

SecureFoundationSM Owner Signature	Date

Owner forward to Service Provider at: [Service Address] [Phone#: 1-NNN-NNN-NNNN] [Fax#: 1-NNN-NNN-NNNN]